UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORTPURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 6, 2011

WRIGHT MEDICAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)            On July 6, 2011, the Board of Directors (the "Board") of Wright Medical Group, Inc. (the "Company") amended and restated its existing Code of Business Conduct with a new Code of Business Conduct.  The new Code of Business Conduct, among other things: (i) expands the coverage of the Code of Business Conduct to include all of the Company's employees, directors, independent contractors, consultants, sales agents, distributors, distributor employees, sub-distributors and others performing services on behalf of the Company; (ii) enhances the description of prohibited activities with health care professionals; (iii) adds and expands policies designed to address sanctions programs administered by the Department of Treasury's Office of Foreign Assets Control, export controls, antiboycott laws, the antibribery and record keeping requirements of the Foreign Corrupt Practices Act, and foreign currency exchange laws; (iv) enhances the description of prohibited off-label promotion of the Company's products; and (v) enhances the description of the Company's policy regarding the use and protection of confidential patient information. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code of Business Conduct, a copy of which is attached as Exhibit 14 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05.  The Code of Conduct is available on the Company's corporate website at www.wmt.com/compliance.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

14	Code of Business Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 8, 2011

WRIGHT MEDICAL GROUP, INC. By: /s/ David D. Stevens David D. Stevens Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14	Code of Business Conduct